Exhibit 99.2
Consolidated Report to the Financial Community
Second Quarter 2012

(Released August 7, 2012)         (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	2nd Qtr.
		2Q 2011 Basic EPS - GAAP	$0.48
●	Normalized non-GAAP* earnings, excluding special items, were $0.60 per basic share for the second quarter of 2012, compared with second quarter 2011 earnings of $0.70 per basic share. GAAP earnings for the second quarter of 2012 were $0.45 per basic share, compared with second quarter 2011 earnings of $0.48 per basic share. Results for the second quarter of 2011 have been revised to reflect the previously reported change in accounting for pensions and other post-employment benefits.	Special Items - 2011	0.22
		2Q 2011 Normalized Basic EPS - Non-GAAP*	$0.70
		Commodity Margin	(0.09)
		O&M Expenses	0.02
		Depreciation	(0.02)
		Interest Expense	0.01
		General Taxes	0.02
		Other Income	(0.04)
		2Q 2012 Normalized Basic EPS - Non-GAAP*	$0.60
		Special Items - 2012	(0.15)
		2Q 2012 Basic EPS - GAAP	$0.45

2Q 2012 Results vs 2Q 2011

•
Distribution Deliveries - Electric distribution deliveries increased 331,000 megawatt-hours (MWH), or 1%. Industrial deliveries increased 351,000 MWH, or 3%, while commercial deliveries increased 104,000 MWH, or 1%. Residential deliveries decreased 126,000 MWH, or 1%, primarily due to declining average customer consumption and a slight reduction in the number of residential accounts. Since the increase in total deliveries was predominantly attributed to the industrial class, whose base distribution revenues are derived principally on a peak demand basis as opposed to energy consumption, there was no material impact to earnings compared to the same period last year.

*The 2012 GAAP to non-GAAP reconciliation statements can be found on page 20 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

•	Commodity Margin EPS Summary

Commodity Margin EPS - 2Q12 vs 2Q11	Rate	Volume	Total
Contract Sales
- Direct Sales	$(0.06)	$0.16	$0.10
- Governmental Aggregation Sales	(0.02)	—	(0.02)
- Mass Market Sales	—	0.08	0.08
- POLR Sales	(0.04)	(0.14)	(0.18)
- Structured Sales	(0.01)	—	(0.01)
Subtotal - Contract Sales	$(0.13)	$0.10	$(0.03)
Wholesale Sales	(0.06)	(0.02)	(0.08)
PJM Capacity, FRR Auction	(0.09)	0.06	(0.03)
REC Activity, Net	—	(0.02)	(0.02)
Fuel Expense	(0.01)	0.08	0.07
Purchased Power	0.17	(0.24)	(0.07)
Capacity Expense	0.08	(0.09)	(0.01)
Net MISO - PJM Transmission	0.12	(0.04)	0.08
Net Increase / (Decrease)	$0.08	$(0.17)	$(0.09)

(a)
Contract Sales - Competitive Energy Services' (CES) contract sales increased by 1.4 million MWH, or 6%. Lower average prices in the second quarter of 2012 more than offset the increased volume, thereby reducing earnings by $0.03 per share.

FirstEnergy Solutions continues to successfully expand in other markets, including Illinois, Michigan, New Jersey, and Maryland. Direct sales increased by 2.0 million MWH, or 16%, and mass market sales increased by 794,000 MWH, or 254%.

Provider of Last Resort (POLR) generation sales decreased by 1.4 million MWH, or 25%, from a reduced number of tranches served and decreased MWHs per tranche. The decreased volume per tranche reflects the impact of a decline in residential customer usage and increased migration of customers away from the utilities' default service. The reduction in POLR sales is consistent with CES' strategy to realign its sales portfolio.

CES Contract Sales - 2Q12 vs. 2Q11
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	1,965	(20)	794	(1,407)	53	1,385

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    2

(b) Wholesale Sales - Wholesale electricity sales decreased 160,000 MWH, or 3%. Adjusting for sales associated with coal plants to be deactivated, wholesale revenues decreased earnings by $0.08 per share, primarily due to lower prices and volumes.**
(c) PJM Capacity - Base Residual (BRA) and Fixed Resource Requirement (FRR) Auctions - Lower capacity revenues decreased earnings by $0.03 per share, primarily as a result of lower capacity prices.

Planning Period	RTO	ATSI
Price Per Megawatt-Day	BRA	FRR
June 2010 - May 2011	$174.29	N/A
June 2011 - May 2012	$110.00	$108.89
June 2012 - May 2013	$16.46	$20.46

(d) Renewable Energy Credit (REC) Sales - Reduced REC sales decreased earnings by $0.02 per share.

(e)
Fuel Expenses - Generation output increased 1.2 million MWH, of 5%. Fossil supercritical and subcritical generation output increased by 955,000 MWH and 53,000 MWH, respectively. The net impact of the refueling outages at Beaver Valley Unit 1 (911 megawatts (MW) - 32 days) and Davis-Besse (908 MW - 38 days) in the second quarter of 2012, compared to Perry (1,268 MW - 50 days) and Beaver Valley Unit 2 (904 MW - 10 days) refueling outages in the second quarter of 2011, increased nuclear output by 239,000 MWH. Ongoing fuel expenses increased earnings by $0.07 per share.**

(f) Purchased Power - Economic power purchases increased by 806,000 MWH, or 19%. Purchased power, adjusted for coal plants to be deactivated, decreased earnings by $0.07 per share.**
(g) Capacity Expenses - Higher capacity expenses associated with CES' increased retail sales obligations, decreased earnings by $0.01 per share.
(h) Net MISO-PJM Transmission Expenses - The CES segment's net MISO-PJM transmission costs increased earnings by $0.08 per share due primarily to lower congestion, network, and transmission line loss expense.

•	O&M Expenses - Lower O&M expenses increased earnings by $0.02 per share.
(a) Lower O&M expenses associated with ongoing fossil operations increased earnings by $0.02 per share, primarily due to fewer plant outages in the second quarter of 2012 compared to the same period last year.**
**The following revenues and expenses associated with the coal plants to be deactivated have been removed from each category above and are included as Special Items (see page 4): wholesale revenues, fuel expenses, wholesale revenues that are netted on an hourly basis against purchased power, and O&M expenses.

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    3

(b) Higher nuclear O&M expenses, primarily due to increased refueling outage costs in the second quarter of 2012 compared to the same period last year, reduced earnings by $0.03 per share.
(c) Lower energy delivery expenses increased earnings by $0.03 per share, primarily due to merger synergies capture and lower storm costs in the second quarter of 2012 compared to the same period last year.

•	Depreciation - Higher depreciation expense decreased earnings by $0.02 per share.

•	Interest Expense - Lower interest expense increased earnings by $0.01 per share.

•	General Taxes - Lower general taxes increased earnings by $0.02 per share, primarily due to lower gross receipts tax.

•
Other Income - Other income reduced earnings by $0.04 per share, due to lower investment income from the nuclear decommissioning trusts and the absence of revenue in the second quarter of 2012 from the sale of pole attachment lease rights in June 2011.

•	Special Items - The following special items were recognized during the second quarter of 2012:

Special Items		EPS
Regulatory charges		$0.01
Trust securities impairment		0.01
Income tax charge - retiree prescription drug subsidy		0.02
Impact of non-core asset sales/impairments		(0.01)
Mark-to-market adjustments		0.02
Plant closing costs		0.07
Merger accounting - commodity contracts		0.03
	Total	$0.15

Earnings Guidance
Normalized non-GAAP* earnings guidance for 2012, excluding special items, remains at $3.30 - $3.60 per basic share. On a GAAP basis, 2012 earnings are estimated to be $2.80 - $3.10 per basic share. Our estimates for the quarterly pattern of second half 2012 earnings guidance are 50 - 52% in the third quarter and 48 - 50% in the fourth quarter.

*The 2012 GAAP to non-GAAP reconciliation statements can be found on page 20 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer Rey Y. Jimenez

Vice President, Investor Relations	Director, Investor Relations Manager, Investor Relations

(330) 384-3859	(330) 384-5832 (330) 761-4239

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    4

FirstEnergy Corp.
Consolidated Statements of Income
(In millions, except for per share amounts)

		Three Months Ended June 30			Six Months Ended June 30
		2012	2011	Change	2012	2011	Change
	Revenues
(1)	Regulated distribution	$2,095	$2,409	$(314)	$4,420	$4,632	$(212)
(2)	Regulated transmission	184	182	2	370	295	75
(3)	Competitive energy services	1,825	1,813	12	3,699	3,397	302
(4)	Other and reconciling adjustments	(235)	(344)	109	(542)	(688)	146
(5)	Total Revenues	3,869	4,060	(191)	7,947	7,636	311

	Expenses
(6)	Fuel	656	635	21	1,197	1,088	109
(7)	Purchased power	1,156	1,220	(64)	2,503	2,406	97
(8)	Other operating expenses	914	1,065	(151)	1,726	2,058	(332)
(9)	Provision for depreciation	292	287	5	577	512	65
(10)	Amortization of regulatory assets, net	62	90	(28)	137	222	(85)
(11)	General taxes	232	242	(10)	504	479	25
(12)	Total Expenses	3,312	3,539	(227)	6,644	6,765	(121)
(13)	Operating Income	557	521	36	1,303	871	432

	Other Income (Expense)
(14)	Investment income	13	31	(18)	24	52	(28)
(15)	Interest expense	(274)	(265)	(9)	(520)	(496)	(24)
(16)	Capitalized interest	19	20	(1)	36	38	(2)
(17)	Total Other Expense	(242)	(214)	(28)	(460)	(406)	(54)

(18)	Income Before Income Taxes	315	307	8	843	465	378
(19)	Income taxes	127	114	13	349	225	124
(20)	Net Income	188	193	(5)	494	240	254
(21)	Income (loss) attributable to noncontrolling interest	1	(10)	11	1	(15)	16
(22)	Earnings Available to FirstEnergy Corp.	$187	$203	$(16)	$493	$255	$238

(23)	Earnings Per Share of Common Stock
(24)	Basic	$0.45	$0.48	$(0.03)	$1.18	$0.67	$0.51
(25)	Diluted	$0.45	$0.48	$(0.03)	$1.18	$0.67	$0.51
(26)	Weighted Average Number of
	Common Shares Outstanding
(27)	Basic	417	418	(1)	418	380	38
(28)	Diluted	419	420	(1)	419	382	37

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    5

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended June 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,059	$—	1,527	1	$3,587
(2)	Other	36	184	89	(27)	282
(3)	Internal	—	—	209	(209)	—
(4)	Total Revenues	2,095	184	1,825	(235)	3,869
	Expenses
(5)	Fuel	57	—	598	1	656
(6)	Purchased power	895	—	470	(209)	1,156
(7)	Other operating expenses	393	41	513	(33)	914
(8)	Provision for depreciation	151	31	103	7	292
(9)	Amortization (deferral) of regulatory assets, net	64	(2)	—	—	62
(10)	General taxes	167	9	49	7	232
(11)	Total Expenses	1,727	79	1,733	(227)	3,312
(12)	Operating Income	368	105	92	(8)	557
	Other Income (Expense)
(13)	Investment income	19	—	6	(12)	13
(14)	Interest expense	(135)	(23)	(71)	(45)	(274)
(15)	Capitalized interest	3	1	12	3	19
(16)	Total Other Expense	(113)	(22)	(53)	(54)	(242)

(17)	Income Before Income Taxes	255	83	39	(62)	315
(18)	Income taxes	94	31	14	(12)	127
(19)	Net Income	161	52	25	(50)	188
(20)	Income attributable to noncontrolling interest	—	—	—	1	1
(21)	Earnings Available to FirstEnergy Corp.	$161	$52	$25	$(51)	$187

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FirstEnergy Solutions Corp. (FES) and Allegheny Energy Supply Company, LLC (AE Supply) and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and independent transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    6

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended June 30, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,352	$—	1,394	—	$3,746
(2)	Other	57	182	101	(38)	302
(3)	Internal	—	—	318	(306)	12
(4)	Total Revenues	2,409	182	1,813	(344)	4,060
	Expenses
(5)	Fuel	73	—	561	1	635
(6)	Purchased power	1,145	—	381	(306)	1,220
(7)	Other operating expenses	402	30	625	8	1,065
(8)	Provision for depreciation	145	26	109	7	287
(9)	Amortization of regulatory assets, net	87	2	—	1	90
(10)	General taxes	177	10	51	4	242
(11)	Total Expenses	2,029	68	1,727	(285)	3,539
(12)	Operating Income	380	114	86	(59)	521
	Other Income (Expense)
(13)	Investment income	25	—	16	(10)	31
(14)	Interest expense	(136)	(25)	(80)	(24)	(265)
(15)	Capitalized interest	2	1	11	6	20
(16)	Total Other Expense	(109)	(24)	(53)	(28)	(214)

(17)	Income Before Income Taxes	271	90	33	(87)	307
(18)	Income taxes	100	33	12	(31)	114
(19)	Net Income	171	57	21	(56)	193
(20)	Loss attributable to noncontrolling interest	—	—	—	(10)	(10)
(21)	Earnings Available to FirstEnergy Corp.	$171	$57	$21	$(46)	$203

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and independent transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    7

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended June 30, 2012 vs. Three Months Ended June 30, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(293)	$—	133	1	$(159)
(2)	Other	(21)	2	(12)	11	(20)
(3)	Internal revenues	—	—	(109)	97	(12)
(4)	Total Revenues	(314)	2	12	109	(191)
	Expenses
(5)	Fuel	(16)	—	37	—	21
(6)	Purchased power	(250)	—	89	97	(64)
(7)	Other operating expenses	(9)	11	(112)	(41)	(151)
(8)	Provision for depreciation	6	5	(6)	—	5
(9)	Amortization (deferral) of regulatory assets	(23)	(4)	—	(1)	(28)
(10)	General taxes	(10)	(1)	(2)	3	(10)
(11)	Total Expenses	(302)	11	6	58	(227)
(12)	Operating Income	(12)	(9)	6	51	36
	Other Income (Expense)
(13)	Investment income	(6)	—	(10)	(2)	(18)
(14)	Interest expense	1	2	9	(21)	(9)
(15)	Capitalized interest	1	—	1	(3)	(1)
(16)	Total Other Expense	(4)	2	—	(26)	(28)

(17)	Income Before Income Taxes	(16)	(7)	6	25	8
(18)	Income taxes	(6)	(2)	2	19	13
(19)	Net Income	(10)	(5)	4	6	(5)
(20)	Income (loss) attributable to noncontrolling interest	—	—	—	11	11
(21)	Earnings Available to FirstEnergy Corp.	$(10)	$(5)	$4	$(5)	$(16)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and independent transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    8

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Six Months Ended June 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$4,329	$—	3,058	1	$7,388
(2)	Other	91	370	164	(68)	557
(3)	Internal	—	—	477	(475)	2
(4)	Total Revenues	4,420	370	3,699	(542)	7,947
	Expenses
(5)	Fuel	97	—	1,100	—	1,197
(6)	Purchased power	1,977	—	1,000	(474)	2,503
(7)	Other operating expenses	828	66	922	(90)	1,726
(8)	Provision for depreciation	297	61	203	16	577
(9)	Amortization of regulatory assets, net	138	—	—	(1)	137
(10)	General taxes	356	21	110	17	504
(11)	Total Expenses	3,693	148	3,335	(532)	6,644
(12)	Operating Income	727	222	364	(10)	1,303
	Other Income (Expense)
(13)	Investment income	42	1	12	(31)	24
(14)	Interest expense	(269)	(46)	(136)	(69)	(520)
(15)	Capitalized interest	5	1	23	7	36
(16)	Total Other Expense	(222)	(44)	(101)	(93)	(460)

(17)	Income Before Income Taxes	505	178	263	(103)	843
(18)	Income taxes	187	66	97	(1)	349
(19)	Net Income	318	112	166	(102)	494
(20)	Income attributable to noncontrolling interest	—	—	—	1	1
(21)	Earnings Available to FirstEnergy Corp.	$318	$112	$166	$(103)	$493

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and independent transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    9

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Six Months Ended June 30, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$4,527	$—	2,556	—	$7,083
(2)	Other	105	295	180	(71)	509
(3)	Internal	—	—	661	(617)	44
(4)	Total Revenues	4,632	295	3,397	(688)	7,636
	Expenses
(5)	Fuel	97	—	991	—	1,088
(6)	Purchased power	2,323	—	700	(617)	2,406
(7)	Other operating expenses	753	58	1,256	(9)	2,058
(8)	Provision for depreciation	258	45	197	12	512
(9)	Amortization of regulatory assets, net	215	5	—	2	222
(10)	General taxes	353	19	95	12	479
(11)	Total Expenses	3,999	127	3,239	(600)	6,765
(12)	Operating Income	633	168	158	(88)	871
	Other Income (Expense)
(13)	Investment income	48	—	21	(17)	52
(14)	Interest expense	(259)	(42)	(144)	(51)	(496)
(15)	Capitalized interest	3	1	22	12	38
(16)	Total Other Expense	(208)	(41)	(101)	(56)	(406)

(17)	Income Before Income Taxes	425	127	57	(144)	465
(18)	Income taxes	158	47	21	(1)	225
(19)	Net Income	267	80	36	(143)	240
(20)	Loss attributable to noncontrolling interest	—	—	—	(15)	(15)
(21)	Earnings Available to FirstEnergy Corp.	$267	$80	$36	$(128)	$255

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and independent transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2012                    10

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Six Months Ended June 30, 2012 vs. Six Months Ended June 30, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(198)	$—	502	1	$305
(2)	Other	(14)	75	(16)	3	48
(3)	Internal revenues	—	—	(184)	142	(42)
(4)	Total Revenues	(212)	75	302	146	311
	Expenses
(5)	Fuel	—	—	109	—	109
(6)	Purchased power	(346)	—	300	143	97
(7)	Other operating expenses	75	8	(334)	(81)	(332)
(8)	Provision for depreciation	39	16	6	4	65
(9)	Amortization of regulatory assets	(77)	(5)	—	(3)	(85)
(10)	General taxes	3	2	15	5	25
(11)	Total Expenses	(306)	21	96	68	(121)
(12)	Operating Income	94	54	206	78	432
	Other Income (Expense)
(13)	Investment income	(6)	1	(9)	(14)	(28)
(14)	Interest expense	(10)	(4)	8	(18)	(24)
(15)	Capitalized interest	2	—	1	(5)	(2)
(16)	Total Other Expense	(14)	(3)	—	(37)	(54)

(17)	Income Before Income Taxes	80	51	206	41	378
(18)	Income taxes	29	19	76	—	124
(19)	Net Income	51	32	130	41	254
(20)	Income (loss) attributable to noncontrolling interest	—	—	—	16	16
(21)	Earnings Available to FirstEnergy Corp.	$51	$32	$130	$25	$238

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and independent transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    11

FirstEnergy Corp.
Financial Statements
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Jun. 30, 2012	Dec. 31, 2011
Current Assets:
Cash and cash equivalents	$94	$202
Receivables	1,898	1,794
Other	1,616	1,359
Total Current Assets	3,608	3,355

Property, Plant and Equipment	30,768	30,337
Investments	3,518	3,522
Deferred Charges and Other Assets	10,154	10,112
Total Assets	$48,048	$47,326

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,577	$1,621
Short-term borrowings	1,890	—
Accounts payable	1,052	1,174
Other	1,563	2,060
Total Current Liabilities	6,082	4,855

Capitalization:
Total equity	13,512	13,299
Long-term debt and other long-term obligations	15,159	15,716
Total Capitalization	28,671	29,015
Noncurrent Liabilities	13,295	13,456
Total Liabilities and Capitalization	$48,048	$47,326

General Information
	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Debt redemptions	$(730)	$(643)	$(746)	$(1,002)
New long-term debt issues	$182	$286	$182	$503
Short-term borrowings increase (decrease)	$815	$170	$1,890	$(44)
Property additions	$412	$569	$1,001	$1,018

Adjusted Capitalization
	As of June 30		As of December 31
	2012	% Total	2011	% Total
Total equity (GAAP)	$13,512	42%	$13,299	43%
Long-term debt and other long-term obligations	15,159	46%	15,716	51%
Currently payable long-term debt	1,577	5%	1,621	5%
Short-term borrowings	1,890	6%	—	—%
Adjustments:
Sale-leaseback net debt equivalents	1,219	4%	1,278	4%
Securitization debt and cash	(827)	-3%	(971)	-3%
Adjusted capitalization (Non-GAAP)	$32,530	100%	$30,943	100%

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    12

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Cash flows from operating activities
Net income	$188	$193	$494	$240
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets, net	354	377	714	734
Nuclear fuel and lease amortization	48	45	106	92
Deferred purchased power and other costs	(42)	(110)	(149)	(168)
Deferred income taxes and investment tax credits	158	394	423	598
Deferred rents and lease market valuation liability	(83)	(46)	(106)	(61)
Accrued compensation and retirement benefits	2	22	(160)	(31)
Commodity derivative transactions, net	(22)	4	(86)	(21)
Pension trust contribution	—	(105)	(600)	(262)
Asset impairments	3	10	7	41
Cash collateral paid, net	50	(3)	22	(31)
Change in working capital and other	(181)	(241)	(603)	(100)
Cash flows provided from operating activities	475	540	62	1,031
Cash flows provided from (used for) financing activities	12	(489)	831	(1,039)
Cash flows used for investing activities	(467)	(676)	(1,001)	(535)
Net change in cash and cash equivalents	$20	$(625)	$(108)	$(543)

Liquidity position as of June 30, 2012

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	May 2017	$2,000	$1,080
FES / AE Supply	Revolving	May 2017	2,500	2,498
FirstEnergy Transmission, LLC (FET)(2)	Revolving	May 2017	1,000	—
Allegheny Generating Company (AGC)	Revolving	Dec 2013	50	—
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$5,550	$3,578
(2) Includes FET, American Transmission Systems, Incorporated (ATSI), and Trans-Allegheny Interstate Line Company, (TrAIL)		Cash:	—	63
		Total:	$5,550	$3,641

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    13

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (thousand MWH)
Electric Distribution Deliveries		Three Months Ended June 30			Six Months Ended June 30*
		2012	2011	Change	2012	2011	Change

Ohio	- Residential	3,897	3,920	-0.6%	8,396	8,793	-4.5%
	- Commercial	3,829	3,768	1.6%	7,575	7,632	-0.7%
	- Industrial	5,361	4,947	8.4%	10,429	9,876	5.6%
	- Other	84	85	-1.2%	167	173	-3.5%
	Total Ohio	13,171	12,720	3.5%	26,567	26,474	0.4%
Pennsylvania	- Residential	4,036	4,127	-2.2%	9,086	8,227	10.4%
	- Commercial	3,143	3,070	2.4%	6,230	5,408	15.2%
	- Industrial	5,173	5,207	-0.7%	10,358	9,198	12.6%
	- Other	34	31	9.7%	65	56	16.1%
	Total Pennsylvania	12,386	12,435	-0.4%	25,739	22,889	12.5%
New Jersey	- Residential	2,141	2,154	-0.6%	4,288	4,507	-4.9%
	- Commercial	2,232	2,263	-1.4%	4,383	4,419	-0.8%
	- Industrial	653	620	5.3%	1,256	1,229	2.2%
	- Other	22	22	0.0%	44	44	0.0%
	Total New Jersey	5,048	5,059	-0.2%	9,971	10,199	-2.2%
Maryland	- Residential	673	669	0.6%	1,552	977	58.9%
	- Commercial	487	506	-3.8%	998	676	47.6%
	- Industrial	344	410	-16.1%	802	518	54.8%
	- Other	4	4	0.0%	9	6	50.0%
	Total Maryland	1,508	1,589	-5.1%	3,361	2,177	54.4%
West Virginia	- Residential	1,085	1,088	-0.3%	2,604	1,589	63.9%
	- Commercial	873	853	2.3%	1,762	1,119	57.5%
	- Industrial	1,253	1,249	0.3%	2,509	1,678	49.5%
	- Other	7	7	0.0%	14	9	55.6%
	Total West Virginia	3,218	3,197	0.7%	6,889	4,395	56.7%
Total Residential		11,832	11,958	-1.1%	25,926	24,093	7.6%
Total Commercial		10,564	10,460	1.0%	20,948	19,254	8.8%
Total Industrial		12,784	12,433	2.8%	25,354	22,499	12.7%
Total Other		151	149	1.3%	299	288	3.8%

Total Companies Distribution Deliveries		35,331	35,000	0.9%	72,527	66,134	9.7%

* Includes the Allegheny Energy, Inc. (AE) companies for 6 months in 2012 and 4 months in 2011

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    14

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended June 30			Six Months Ended June 30
	2012	2011	Normal	2012	2011	Normal
Composite Heating-Degree-Days	502	509	622	2,691	3,419	3,454
Composite Cooling-Degree-Days	332	316	250	344	316	251

Shopping Statistics(1)	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011

OE	77%	74%	75%	72%
PP	67%	60%	64%	56%
CEI	85%	83%	84%	81%
TE	76%	73%	75%	72%
JCP&L	51%	45%	50%	43%
Met-Ed	65%	51%	60%	44%
Penelec	69%	58%	66%	50%
MP	N/A	N/A	N/A	N/A
PE(2)	49%	46%	46%	44%
WP	61%	50%	58%	49%

(1) Based upon average quarterly MWH.
(2) Represents Maryland only.

Competitive Operating Statistics*	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Ongoing Generation Capacity Factors:
Nuclear	78%	75%	88%	83%
Fossil - Baseload	67%	64%	64%	65%
Fossil - Load Following	54%	46%	33%	53%

Ongoing Generation Fuel Rate:
Nuclear	$7.78	$7.74	$7.58	$7.20
Fossil	$28	$29	$28	$28
Total Fleet	$22	$23	$21	$21

Ongoing Generation Output:
Nuclear	30%	28%	34%	32%
Fossil - Baseload	58%	55%	55%	49%
Fossil - Load Following	7%	15%	6%	17%
Peaking/Hydro	5%	2%	5%	2%

* All competitive units excluding plants to be deactivated; includes data for AE's unregulated generating plants for 6 months in 2012 and 4 months in 2011

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    15

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (MWH in thousands)

	Three Months Ended June 30			Six Months Ended June 30*
Contract Sales	2012	2011	Change	2012	2011	Change
POLR
- OH	1,539	1,846	(307)	3,395	4,712	(1,317)
- PA	2,081	3,245	(1,164)	4,865	6,654	(1,789)
- MD	706	642	64	1,481	894	587
Total POLR	4,326	5,733	(1,407)	9,741	12,260	(2,519)

Structured Sales
- Bilaterals	619	215	404	1,403	362	1,041
- Muni/Co-op	434	785	(351)	878	1,069	(191)
Total Structured Sales	1,053	1,000	53	2,281	1,431	850

Direct - LCI
- OH	7,254	5,654	1,600	13,501	10,479	3,022
- PA	4,025	3,794	231	7,970	6,805	1,165
- NJ	319	427	(108)	657	801	(144)
- MI	577	485	92	1,130	902	228
- IL	767	820	(53)	1,493	1,422	71
- MD	165	164	1	316	297	19
Total Direct - LCI	13,107	11,344	1,763	25,067	20,706	4,361

Direct - MCI
- OH	586	428	158	1,154	771	383
- PA	242	200	42	493	312	181
- IL	1	—	1	1	—	1
- MD	1	—	1	1	—	1
Total Direct - MCI	830	628	202	1,649	1,083	566

Aggregation
- OH	3,612	3,658	(46)	7,548	7,779	(231)
- IL	26	—	26	56	—	56
Total Aggregation	3,638	3,658	(20)	7,604	7,779	(175)
Mass Market
- OH	303	160	143	647	305	342
- PA	787	152	635	1,659	195	1,464
- IL	5	—	5	9	—	9
- MD	11	—	11	11	—	11
Total Mass Market	1,106	312	794	2,326	500	1,826

Total Contract Sales	24,060	22,675	1,385	48,668	43,759	4,909

Wholesale Sales**
- Spot	4,846	5,006	(160)	8,353	7,367	986
Total Wholesale Sales	4,846	5,006	(160)	8,353	7,367	986

Purchased Power**
- Bilaterals	400	801	(401)	928	1,633	(705)
- Spot	4,686	3,479	1,207	9,911	6,180	3,731
Total Purchased Power	5,086	4,280	806	10,839	7,813	3,026

Generation Output**
- Fossil	18,081	17,073	1,008	32,920	30,299	2,621
- Nuclear	6,768	6,529	239	15,367	14,378	989
Total Generation Output	24,849	23,602	1,247	48,287	44,677	3,610

*Includes AE Supply for 6 months in 2012 and 4 months in 2011
**Actual MWH - includes coal plants to be deactivated

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    16

FirstEnergy Corp.
Special Items - By Segment
(In millions)

			Competitive
	Regulated	Regulated	Energy
Special Items - Three Months Ended June 30, 2012	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(9)	$—	$—	$—	$(9)
Trust securities impairment	—	—	(3)	—	(3)
Merger transaction/integration costs	(2)	—	(1)	—	(3)
Non-core asset sales/impairments	—	—	12	—	12
Mark-to-market adjustments	—	—	9	(20)	(11)
Merger accounting - commodity contracts	(2)	—	(21)	—	(23)
Plant closing costs	(6)	—	(42)	—	(48)
Subtotal	(19)	—	(46)	(20)	(85)
Income tax charge - retiree prescription drug subsidy	(6)	—	(1)	(1)	(8)
Income taxes	7	—	17	7	31
After-Tax Effect	$(18)	$—	$(30)	$(14)	$(62)

			Competitive
	Regulated	Regulated	Energy
Special Items - Three Months Ended June 30, 2011	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$—	$—	$—	$(7)	$(7)
Trust securities impairment	—	—	(3)	—	(3)
Merger transaction/integration costs	(8)	(1)	(8)	—	(17)
Non-core asset sales/impairments	—	—	(7)	—	(7)
Mark-to-market adjustments	—	—	(20)	—	(20)
Merger accounting - commodity contracts	(2)	—	(49)	—	(51)
Litigation resolution	1	—	(5)	(29)	(33)
Debt redemption costs	—	—	(1)	(2)	(3)
Subtotal	(9)	(1)	(93)	(38)	(141)
Income taxes	3	—	36	14	53
After-Tax Effect	$(6)	$(1)	$(57)	$(24)	$(88)

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    17

FirstEnergy Corp.
Special Items - By Segment
(In millions)

			Competitive
	Regulated	Regulated	Energy
Special Items - Six Months Ended June 30, 2012	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(17)	$—	$—	$—	$(17)
Trust securities impairment	—	—	(6)	—	(6)
Merger transaction/integration costs	(3)	—	(2)	—	(5)
Non-core asset sales/impairments	—	—	7	(1)	6
Mark-to-market adjustments	—	—	48	(20)	28
Merger accounting - commodity contracts	(4)	—	(47)	—	(51)
Plant closing costs	(12)	—	(72)		(84)
Subtotal	(36)	—	(72)	(21)	(129)
Income tax charge - retiree prescription drug subsidy	(12)	—	(2)	(2)	(16)
Income taxes	13	—	27	5	45
After-Tax Effect	$(35)	$—	$(47)	$(18)	$(100)

			Competitive
	Regulated	Regulated	Energy
Special Items - Six Months Ended June 30, 2011	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(21)	$—	$—	$(10)	$(31)
Trust securities impairment	(1)	—	(8)	—	(9)
Merger transaction/integration costs	(80)	(4)	(85)	(5)	(174)
Non-core asset sales/impairments	—	—	(21)	(11)	(32)
Mark-to-market adjustments	—	—	(32)	—	(32)
Merger accounting - commodity contracts	(2)	—	(73)	—	(75)
Litigation resolution	1	—	(5)	(29)	(33)
Debt redemption costs	—	—	(1)	(2)	(3)
Subtotal	(103)	(4)	(225)	(57)	(389)
Income tax charge/income tax resolution	—	—	(1)	(36)	(37)
Income taxes	35	1	75	21	132
After-Tax Effect	$(68)	$(3)	$(151)	$(72)	$(294)

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    18

FirstEnergy Corp.
Special Items - Consolidated
(In millions, except for per share amounts)

Special Items
	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(9)	$(7)	$(17)	$(31)
Trust securities impairment (b)	(3)	(3)	(6)	(9)
Merger transaction/integration costs (c)	(3)	(17)	(5)	(174)
Non-core asset sales/impairments (d)	12	(7)	6	(32)
Mark-to-market adjustments (e)	(11)	(20)	28	(32)
Merger accounting - commodity contracts (f)	(23)	(51)	(51)	(75)
Plant closing costs (g)	(48)	—	(84)	—
Litigation resolution (h)	—	(33)	—	(33)
Debt redemption (i)	—	(3)	—	(3)
Total-Pretax Items	$(85)	$(141)	$(129)	$(389)
Income tax charge/Income tax resolution	(8)	—	(16)	(37)
EPS Effect	$(0.15)	$(0.22)	$(0.24)	$(0.77)

(a)
For YTD 2012, $15 million included in "Other operating expenses" and $2 million included in "Amortization of regulatory assets, net". For YTD 2011, $13 million included in "Amortization of regulatory assets"; $12 million included in "Other operating expenses"; $6 million included in "Revenues".

(b)	Included in "Investment income"
(c)	For YTD 2012, included in "Other operating expenses". For YTD 2011, $168 million included in "Other operating expenses"; $6 million included in "Fuel".
(d)	For YTD 2012, ($17) million included in "Revenues"; $11 million included in "Investment income". For YTD 2011 included in "Other operating expenses".
(e)	For YTD 2012, $20 million included in "Interest expense"; ($48) million in "Other operating expenses". For YTD 2011 included in "Other operating expenses".
(f)
For YTD 2012, $20 million included in "Fuel"; $27 million included in "Revenues"; $4 million included in "Purchased Power". For YTD 2011 $31 million included in "Fuel"; $30 million included in "Revenues"; $14 million included in "Other operating expenses".

(g)
For YTD 2012, ($1) million included in "Revenues", $136 million included in "Fuel", ($98) million included in Purchased Power, $40 million included in "Other operating expenses"; and $7 million included in General Taxes.

(h)	For YTD 2011, $29 million included in "Other operating expenses"; $13 million included in "Revenues"; ($9) million included in "Amortization of regulatory assets".
(i)	Included in "Interest expense"

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    19

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended		Six Months Ended		Estimate
	June 30		June 30		for Year
	2012	2011	2012	2011	2012

Basic EPS (GAAP basis)	$0.45	$0.48	$1.18	$0.67	$2.80 - $3.10
Excluding Special Items:
Regulatory charges	0.01	0.01	0.03	0.05	0.07
Trust securities impairment	0.01	0.01	0.01	0.02	0.01
Income tax charge - retiree prescription drug subsidy	0.02	—	0.04	—	0.08
Merger transaction/integration costs	—	0.03	0.01	0.41	0.02
Impact of non-core asset sales/impairments	(0.01)	0.01	(0.01)	0.06	—
Mark-to-market adjustments	0.02	0.03	(0.04)	0.05	(0.02)
Plant closing costs	0.07	—	0.13	—	0.20
Merger accounting - commodity contracts	0.03	0.08	0.07	0.12	0.14
Litigation resolution	—	0.05	—	0.06	—
Basic EPS (Non-GAAP basis)	$0.60	$0.70	$1.42	1.44	$3.30 - $3.60

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    20

Recent Developments

Financial Matters

Dividend
On July 17, 2012, the Board of Directors of FirstEnergy Corp. (FirstEnergy or FE) declared an unchanged quarterly dividend of $0.55 per share of outstanding FE common stock. The dividend will be payable September 1, 2012, to shareholders of record as of August 7, 2012.

Financing Activities
In May 2012, FirstEnergy executed a total of $1.6 billion forward starting swaps expiring December 31, 2013, in order to manage interest rate risk associated with anticipated future long-term debt issuances, which includes refinancings.

On May 8, 2012, FET entered into a new $1 billion revolving credit facility. In conjunction with this action, an existing $450 million TrAIL revolving credit facility was terminated. Additionally, FirstEnergy and FirstEnergy Solutions/AE Supply amended their existing $2.0 billion and $2.5 billion revolving credit facilities, respectively. The termination date on both facilities was extended from June 2016 to May 2017 and pricing was reduced to reflect current market conditions.

On August 1, 2012, FirstEnergy Generation Corp. (FGCO) mandatorily repurchased approximately $106.5 million of 4.75% pollution control revenue bonds, which it is holding for future remarketing or refinancing subject to market and other conditions.

Operational Matters

Enhancing Transmission System Reliability
On May 29, 2012, FirstEnergy announced plans to construct a series of transmission projects to enhance service reliability across its service area. The projects have been approved by PJM and will include specialized voltage regulating equipment in northern Ohio. In addition to the work in Ohio, approved transmission projects will also be undertaken in Pennsylvania, West Virginia, New Jersey and Maryland as part of FirstEnergy's ongoing commitment to enhance its transmission system reliability. FirstEnergy estimates spending between $700 - $900 million through 2016 on these projects.

On June 14, 2012, Jersey Central Power & Light Company (JCP&L) announced that it plans to begin work on 17 transmission construction projects over the next six months in its northern and central New Jersey service areas. These projects are part of the multi-year, $200 million Local Infrastructure and Transmission Enhancement (LITE) program, which began in 2011, to address New Jersey's growing demand for electricity and provide key enhancements to the transmission system designed to improve service reliability for JCP&L's 1.1 million customers. All of the LITE projects are being designed and built specifically to serve only JCP&L customers.

Beaver Valley Unit 1 Returns to Service after Refueling Outage
On May 11, 2012, Beaver Valley Power Station Unit 1 returned to service following an April 9, 2012, shutdown for refueling and maintenance. During the outage, 65 of the 157 fuel assemblies were exchanged and safety inspections were successfully conducted. In addition, maintenance and improvement projects were completed which are designed to ensure continued safe and reliable operations. Prior to the outage, Beaver Valley Unit 1 operated safely and reliably for 359 consecutive days during which time it generated more than 9.3 million megawatt hours of electricity. The plant also posted

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    21

an industry top-decile forced-loss rate of 0.01 percent during the 18 months of operation prior to the outage.

Davis-Besse Returns to Service after Refueling Outage
On June 13, 2012, Davis-Besse Nuclear Power Station returned to service following a May 6, 2012, shutdown for refueling and maintenance. During the outage, 68 of the 177 fuel assemblies were exchanged and safety inspections, including inspections of the station's steam generators, were conducted. Preventive maintenance and improvement projects also were completed that are designed to promote continued safe and reliable operations.

Impact of Recent Storm Costs
During the last weekend of June 2012, Monongahela Power Company (MP), The Potomac Edison Company (PE), West Penn Power Company and Ohio Edison Company (OE) experienced significant customer outages due to a rare “derecho” wind storm. While projections for restoration costs are not finalized, estimated costs related to this storm are expected to exceed $130 million. Approximately 70 percent of these expenditures are anticipated to be capital-related. Most of the remaining maintenance costs are expected to be deferred for future recovery. MP and PE do not currently have regulatory authority to defer storm costs, but expect to make a filing in the third quarter of 2012 with the Public Service Commission of West Virginia requesting deferral of these costs.

Regulatory Matters

Ohio Electric Security Plan Update
On July 18, 2012, the Public Utilities Commission of Ohio (PUCO) approved the FirstEnergy Ohio utilities' Electric Security Plan (ESP) allowing OE, The Cleveland Electric Illuminating Company and The Toledo Edison Company (the Ohio Utilities) to essentially extend the current ESP for two additional years and establish electricity prices for their customers through May 31, 2016.

The approved ESP will maintain the substantial benefits from the current ESP, including:

•	Freezing current base distribution rates through May 31, 2016

•	Continuing to provide economic development and assistance to low-income customers for the two- year extension period at the levels established in the existing ESP

•	Providing Percentage of Income Payment Plan customers with a 6 percent generation rate discount

•	Continuing to provide power to shopping and non-shopping customers at a market-based price set through an auction process, and

•	Continuing Rider DCR that allows continued investment in the distribution system for the benefit of customers.

The approved ESP provides significant additional benefits including:

•	Securing generation supply for a longer period of time to mitigate any potential price spikes for FirstEnergy Ohio utility customers who do not switch to a competitive generation supplier; and

•
Extending the recovery period for costs associated with purchasing renewable energy credits mandated by Senate Bill 221 through the end of the new ESP period. This will reduce the monthly renewable energy charge for all FirstEnergy Ohio non-shopping utility customers by spreading out the costs over the entire ESP period.

The approved plan reflects the diverse interests and concerns of 19 signatories, including parties that represent residential, low-income, commercial and industrial customers, as well as competitive retail electric suppliers, schools and hospitals.

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New Jersey Board of Public Utilities Update
In its written Order issued July 31, 2012, affirming the determination made at its July 18, 2012 agenda meeting, the NJBPU ordered JCP&L to file a base rate case using a historical 2011 test year on or before November 1, 2012.

Ohio Utilities Solar Renewable Energy
On April 26, 2012, FirstEnergy announced that its Ohio Utilities have met the 2012 benchmarks for in- state solar renewable energy that were established under Ohio's energy law. The benchmarks were met through two successful requests for proposal (RFP) to secure 10-year solar renewable energy credits (SRECs).

Consent Decree Regarding Little Blue Run
On July 27, 2012, FGCO signed a proposed Consent Decree with the Pennsylvania Department of Environmental Protection (PA DEP) regarding the closure process for its Little Blue Run (LBR) impoundment, a residual waste disposal facility located in Greene Township, Pennsylvania, that serves FGCO's Bruce Mansfield Plant, to resolve a complaint against FGCO filed in the U.S. District Court for the Western District of Pennsylvania. The Consent Decree will not be finalized until it is entered by the court and requires FGCO to conduct monitoring, studies and submit a closure plan to the PA DEP, no later than March 31, 2013, and to discontinue disposal to LBR as currently permitted by December 31, 2016. The Consent Decree also requires payment of civil penalties of $800,000 to resolve claims under the Pennsylvania Solid Waste Management Act.

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Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of the PJM Interconnection, L.L.C., (PJM) direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, the uncertainties of various cost recovery and cost allocation issues resulting from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of FirstEnergy's regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace CAIR, including CSAPR which was stayed by the courts on December 30, 2011, and the effects of the EPA's MATS rules, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), the uncertainties associated with the company's plan to retire its older unscrubbed regulated and competitive fossil units, including the impact on vendor commitments the timing of, those deactivations as they relate to, among other things, the Reliability Must Run arrangements and the reliability of the transmission grid, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC including as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), issues that could result from the NRC's review of the indications of cracking in the Davis-Besse plant shield building, adverse legal decisions and outcomes related to Met-Ed's and Penelec's ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units, changes in their operational status and any related impacts on vendor commitments, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals, FirstEnergy's ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the measurement of liabilities and the value of assets held in FirstEnergy's NDTs, pension trusts and other trust funds, and cause FirstEnergy and its subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's and its subsidiaries' access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the state of the national and regional economy and its impact on major industrial and commercial customers of FirstEnergy and its subsidiaries, issues concerning the soundness of domestic and foreign financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, the risks and other factors discussed from time to time in FirstEnergy's and its applicable subsidiaries' SEC filings, and other similar factors. Dividends declared from time to time on FirstEnergy's common stock during any annual period may in aggregate vary from the indicated amount due to circumstances considered by FirstEnergy's Board of Directors at the time of the actual declarations. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 2nd Quarter 2012                    24